Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

MEMBERS Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	Other	Single Premium Deferred Indexed Annuity Contract	457(o)	N/A	N/A	$2,500,000,000	N/A	$272,750	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$2,500,000,000		$272,750
	Total Fees Previously Paid							$272,750
	Total Fee Offsets							$0
	Net Fee Due							$0